Exhibit 10.3

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (the “Agreement”) is made and effective as of December 5, 2018 (the “Effective Date”) by and between Monroe Capital, LLC, a Delaware limited liability company (“Licensor”), and Monroe Capital Income Plus Corporation, a Maryland corporation (the “Company”).

RECITALS

WHEREAS, Licensor and its affiliates, including Monroe Capital Management Advisors, LLC, a Delaware limited liability company (the “Administrator”) and Monroe Capital BDC Advisors, LLC (the “Advisor”), have used the trademark “Monroe Capital” (the “Licensed Mark”) in the United States of America (the “Territory”) in connection with the investment management, investment consultation and investment advisory services they provide.

WHEREAS, the Company is a newly organized externally managed, closed-end, non-diversified management investment company that intends to elect to be treated as a business development company under the Investment Company Act of 1940, as amended;

WHEREAS, pursuant to the Investment Advisory and Management Agreement dated as of December 5, 2018, between the Advisor and the Company (the “Advisory Agreement”), the Company has engaged the Advisor to act as the investment advisor to the Company;

WHEREAS, pursuant to the Administration Agreement, dated as of December 5, 2018, between the Administrator and the Company (the “Administration Agreement”), the Company has engaged the Administrator to act as administrator to the Company;

WHEREAS, it is intended that the Advisor and the Administrator be third party beneficiaries of this Agreement; and

WHEREAS, the Company desires to use the Licensed Mark as part of its corporate name in connection with the operation of its business, and Licensor is willing to permit the Company to use the Licensed Mark, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

LICENSE GRANT

1.1 License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to the Company, and the Company hereby accepts from Licensor, a personal, non-exclusive, royalty-free right and license to use the Licensed Mark solely and exclusively as an element of each of the Company’s own company name and in connection with the marketing and operation of its business. During the term of this Agreement, the Company shall use the Licensed Mark only to the extent permitted under this License and, except as provided above, neither the Company nor any of its affiliates, owners, directors, officers, employees or agents thereof shall otherwise use the Licensed Mark or any derivative thereof without the prior express written consent of Licensor in its sole and absolute discretion. All rights not expressly granted to the Company hereunder shall remain the exclusive property of Licensor.

1.2 Licensor’s Use. Nothing in this Agreement shall preclude Licensor, its affiliates, or any of their respective successors or assigns from using or permitting other entities to use the Licensed Mark whether or not such entity directly or indirectly competes or conflicts with the Company’s respective business in any manner.

ARTICLE 2

OWNERSHIP

2.1 Ownership. The Company acknowledges and agrees that Licensor is the owner of all right, title, and interest in and to the Licensed Mark, and all such right, title, and interest shall remain with the Licensor. The Company shall not otherwise contest, dispute, or challenge Licensor’s right, title, and interest in and to the Licensed Mark.

2.2 Goodwill. All goodwill and reputation generated by the Company and the Advisor’s use of the Licensed Mark shall inure to the benefit of Licensor. The Company and the Advisor shall not by any act or omission use the Licensed Mark in any manner that disparages or reflects adversely on Licensor or its business or reputation. Except as expressly provided herein, neither party may use any trademark or service mark of the other party without that party’s prior written consent, which consent shall be given in that party’s sole discretion.

ARTICLE 3

COMPLIANCE

3.1 Quality Control. In order to preserve the inherent value of the Licensed Mark, the Company agrees to use reasonable efforts to ensure that it maintains the quality of its business and the operation thereof equal to the standards prevailing in the operation of the Licensor’s business as of the date of this Agreement. The Company further agrees to use the Licensed Mark in accordance with such quality standards as may be reasonably established by Licensor and communicated to each of them from time to time in writing, or as may be agreed to by Licensor and the Company from time to time in writing.

3.2 Compliance With Laws. The Company agrees that businesses operated in connection with the Licensed Mark shall comply in all material respects with all laws, rules, regulations and requirements of any governmental body in the Territory or elsewhere as may be applicable to the operation, advertising and promotion of the businesses.

3.3 Notification of Infringement. Each party shall immediately notify the other party and provide to the other party all relevant background facts upon becoming aware of (a) any registrations of, or applications for registration of, marks in the Territory that do or may conflict with any Licensed Mark; (b) any infringements, imitations, or illegal use or misuse of the Licensed Mark in the Territory; or (c) any claim that the Company’s use of the Licensed Mark infringes the intellectual property rights of any third party (“Third Party Claim”). Licensor hereby agrees to indemnify, release and hold harmless the Company, its employees, officers, agents, successors and assigns, from and against any and all claims, expenses, costs, damages, losses and liabilities, whether accrued, absolute, contingent or otherwise (including reasonable attorneys’ fees), which may at any time be asserted against or suffered by the Company, its employees, officers, agents, successors and assigns, as a result of, on account of, or arising from use of the Licensed Mark.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 Mutual Representations. Each party hereby represents and warrants to the other party as follows:

(a) Due Authorization. Each party represents and warrants that it has the right and authority to enter into and perform under this Agreement and that each such party is duly formed and in good standing as of the Effective Date, and the execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party.

(b) Due Execution. This Agreement has been duly executed and delivered by such party and, with due authorization, execution and delivery by the other parties, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(c) No Conflict. Such party’s execution, delivery and performance of this Agreement do not: (i) violate, conflict with or result in the breach of any provision of the organizational documents of such party; (ii) conflict with or violate any law or governmental order applicable to such party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party.

4.2 Licensor’s Representations. Licensor has the right to license or sublicense the Licensed Mark and Licensor owns or has received all proprietary rights to the text, graphics and images contained in the Licensed Mark.

ARTICLE 5

EFFECTIVENESS TERM AND TERMINATION

5.1 Term. This Agreement shall become effective as of the first date written above. This Agreement shall remain in effect only for so long as the Advisor remains the Company’s investment adviser.

5.2 Termination. This Agreement may be terminated at anytime, without the payment of any penalty, upon 60 days’ written notice, by either party. This Agreement may be terminated at anytime, upon written notice, by Licensor in the event that (a) Licensor receives notice of any Third Party Claim arising out of the Company’s use of the Licensed Mark or (b) the Company assigns or attempts to assign or sublicense this Agreement or any of the Company’s rights or duties hereunder without prior consent of Licensor.

5.3 Upon Termination. Upon expiration or termination of this Agreement, all rights granted to the Company under this Agreement with respect to the Licensed Mark shall cease, and the Company shall immediately discontinue use of the Licensed Mark.

ARTICLE 6

MISCELLANEOUS

6.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties. No assignment by any party permitted hereunder shall relieve the applicable party of its obligations under this Agreement. Any assignment by either party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party’s rights and obligations hereunder. Notwithstanding anything to the contrary contained in this Agreement, the rights and obligations of the Company under this Agreement shall be deemed to be assigned to a newly-formed entity in the event of the merger of the Company into, or conveyance of all of the assets of the Company to, such newly-formed entity; provided, further, however, that the sole purpose of that merger or conveyance is to effect a mere change in the legal form of the Company into another corporate or limited liability entity.

6.2 Independent Contractor. This Agreement does not give any party, or permit any party to represent that it has, any power, right or authority to bind the other party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other parties.

6.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

If to Licensor:

Monroe Capital, LLC

311 South Wacker Drive

Suite 6400

Chicago, Illinois 60606

Tel. No.: (312) 258-8300

Attention: Theodore L. Koenig

If to Company:

Monroe Capital Income Plus Corporation

311 South Wacker Drive

Suite 6400

Chicago, Illinois 60606

Tel. No.: (312) 258-8300

Attention: Theodore L. Koenig

6.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois without giving effect to the principles of conflicts of law rules. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of Illinois and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6.5 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto.

6.6 No Waiver. The failure of any party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

6.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6.8 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

6.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

6.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to such subject matter.

6.11 Third Party Beneficiaries. The parties agree that the Advisor and the Administrator shall be third party beneficiaries of this Agreement, and shall have the obligations, rights and protections provided to the Company under this Agreement. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party other than the Advisor and the Administrator any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Remainder of Page Intentionally Blank

IN WITNESS WHEREOF, each party has caused this Agreement to be executed as of the Effective Date, as defined on the first page of this Agreement, by its duly authorized officer.

LICENSOR:

MONROE CAPITAL, LLC

By:	/s/ Theodore L. Koenig
Name:	Theodore L. Koenig
Title:	President and Chief Executive Officer

COMPANY:

MONROE CAPITAL INCOME PLUS CORPORATION

By:	/s/ Theodore L. Koenig
Name:	Theodore L. Koenig
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

MONROE CAPITAL BDC ADVISORS, LLC

By:	/s/ Theodore L. Koenig
Name:	Theodore L. Koenig
Title:	President and Chief Executive Officer

MONROE CAPITAL MANAGEMENT ADVISORS, LLC

By:	/s/ Theodore L. Koenig
Name:	Theodore L. Koenig
Title:	President and Chief Executive Officer